SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 25, 2004
                                                         -----------------


                                EATON VANCE CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Maryland                       1-8100                    04-2718215
----------------------------     ------------------------     ------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


255 State Street, Boston, Massachusetts                               02109
---------------------------------------                           -------------
(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (617) 482-8260
                                                           --------------

                       INFORMATION INCLUDED IN THE REPORT


ITEM 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE
ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

          Registrant has reported its results of operations for the three months ended January 31, 2004, as described in Registrant's news release dated February 25, 2004, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

          This information is being filed pursuant to Item 5. Other Events and Required FD Disclosure and is being provided under Item 12. Results of Operations and Financial Condition.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits.

          Exhibit No.           Document
          -----------           --------

          99.1                  Press  release  issued by the  Registrant dated
                                February 25, 2004.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                EATON VANCE CORP.
                                (Registrant)


Date:    February 25, 2004      /s/ William M. Steul
                                ---------------------------------------------
                                William M. Steul, Chief Financial Officer

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.     Description
-----------     -----------

99.1            Copy of Registrant's news release dated February 25, 2004.

                                                                    EXHIBIT 99.1

---------------------------------------------------
NEWS RELEASE
---------------------------------------------------
               Eaton Vance Corp.
               The Eaton Vance Building
{LOGO}         255 State Street, Boston, MA  02109
               (617) 482-8260
               Contact: William M. Steul
---------------------------------------------------

                                                               February 25, 2004

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                                EATON VANCE CORP.
                        REPORT FOR THE THREE MONTHS ENDED
                                JANUARY 31, 2004


BOSTON, MA--Eaton Vance Corp. reported diluted earnings per share of $0.44 in the first three months of fiscal 2004 compared to diluted earnings per share of $0.37 in the first three months of fiscal 2003, an increase of 19 percent.

Assets under management of $83.6 billion at the end of the first quarter of fiscal 2004 were $27.9 billion or 50 percent greater than the $55.8 billion at the end of the first fiscal quarter last year. In the 12-month period ended January 31, 2004, the Company's assets under management were positively affected by long-term fund and separate account net inflows of $12.6 billion, the acquisition of Parametric Portfolio Associates, which added assets of $5.3 billion at the close of the transaction on September 10, 2003, and market price appreciation of $10.2 billion. Gross sales and inflows of long-term funds and separate accounts in the last 12 months were $21.2 billion, including four successful closed-end fund offerings that raised a total of $7.5 billion of assets.

Net fund and separate account inflows of $5.6 billion in the first quarter of fiscal 2004 compared to net inflows of $1.3 billion in the first fiscal quarter last year. This year's net inflows benefited from the successful offering of two closed-end funds, Eaton Vance Senior Floating-Rate Trust and Eaton Vance
Tax-Advantaged Global Dividend Income Fund, which added $2.4 billion of new assets during the quarter. Tables 1, 2 and 3 (attached) summarize assets under management and asset flows by investment objective.

As a result of higher average assets under management, fiscal 2004 first quarter revenue increased by $32.0 million or 26 percent to $157.0 million compared to fiscal 2003 first quarter revenue of $124.9 million. Investment adviser and administration fees increased 36 percent to $93.8 million, in line with the increase in average assets under management. Average assets under management increased 40 percent to $78.9 billion in the first quarter from $56.3 billion in the first quarter last year. Distribution and underwriter fees increased 8 percent, reflecting an increase in Class B and C share and private fund assets under management and an increase in Class A share underwriter commissions. Service fee revenue increased 22 percent, consistent with the increase in average Class A, B, C, D share and private fund assets that pay these fees. Other revenue increased 55 percent primarily as a result of consolidating two investment companies in which Eaton Vance is the majority shareholder.

Fiscal first quarter 2004 operating expenses increased 23 percent to $106.9 million compared to $86.5 million of operating expenses in fiscal first quarter 2003 primarily because of higher compensation, service fee and distribution expenses. Compensation expense increased 42 percent principally due to marketing incentives associated with sales of the two new closed-end funds, increases in sales of the Company's continuously offered funds and retail managed accounts, the inclusion of Parametric Portfolio Associates' employee compensation and higher operating income-based bonus accruals.

Amortization of deferred sales commissions declined 3 percent in the first quarter of fiscal 2004 compared to the first quarter of fiscal 2003. Service fee expense increased 22 percent, in line with the increase in service fee revenue. Eaton Vance collects asset-based service fees from many of its funds and pays them to the appropriate broker/dealers after one year. Distribution expense increased 51 percent as a result of increases in sales support expenses, certain Class A share fund sales commissions, Class C share fund distribution fees and closed-end fund fees. Other expenses increased 1 percent primarily because of higher travel, facilities, information technology, legal, recruiting and consulting expenses offset by lower fund related expenses.

Fiscal first quarter 2004 operating income increased 31 percent to $50.1 million and net income increased 19 percent to $30.8 million over the first fiscal quarter of 2003. Interest income declined by $0.7 million, or 49 percent, primarily because of lower short-term interest rates and the inclusion of interest income from two consolidated investment companies in other revenue. Interest expense increased 15 percent, reflecting $0.2 million of interest accrued in conjunction with settlement of the Company's IRS audits of fiscal years 1999 and 2000. The first quarter of fiscal 2003 included a $1.9 million gain on investments. The Company's provision for income taxes was 36 percent in the first quarter of fiscal 2004 and 35 percent in the first quarter of fiscal 2003.

Cash, cash equivalents and short-term investments were $262.6 million on January 31, 2004, $242.8 million on October 31, 2003 and $209.5 million on January 31, 2003. The Company's strong operating cash flow in the last 12 months allowed it to reduce its long-term debt by $5.4 million to $126.3 million and to pay $72.2 million in income taxes, $70.6 million in sales commissions, $57.7 million to repurchase 1.7 million shares of its non-voting common stock and $27.5 million in dividends to shareholders. There are no outstanding borrowings against the Company's $170.0 million credit facility. The Company has sufficient cash and short-term investments to repurchase a subsidiary's $119.5 million of convertible notes in the event investors choose to redeem them on the third anniversary put date, August 13, 2004.

The increases in other current assets and deferred income taxes resulted primarily from a recent change in IRS regulations allowing mutual fund sponsors to deduct Class B share sales commissions when paid. These commissions were previously capitalized and amortized for tax purposes.

During the first three months of fiscal 2004, the Company repurchased and retired 614,000 shares of its non-voting common stock at an average price of $36.24 per share, under its repurchase authorization. Approximately 3.2 million shares remain of the current 4.0 million- share authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward- looking statements." The Company's actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company's filings with the Securities and Exchange Commission.

                                   Eaton Vance Corp.
                          Summary of Results of Operations
                     (in thousands, except per share amounts)


                                                       Three Months Ended
                                              -------------------------------------
                                              January 31,     January 31,       %
                                                 2004            2003        Change
                                              -----------     -----------    ------
Revenue:
     Investment adviser and administration fees $ 93,750        $ 69,074      36%
     Distribution and underwriter fees            39,876          37,005       8
     Service fees                                 21,909          17,925      22
     Other revenue                                 1,438             930      55
                                                ----------      ----------   ------
     Total revenue                               156,973         124,934      26
                                                ----------      ----------   ------
Expenses:
     Compensation of officers and employees       37,499          26,403      42
     Amortization of deferred sales commissions   20,763          21,394      (3)
     Service fee expense                          18,632          15,273      22
     Distribution expense                         18,779          12,419      51
     Other expenses                               11,197          11,057       1
                                                ----------      ----------   ------
     Total expenses                              106,870          86,546      23
                                                ----------      ----------   ------
Operating Income                                  50,103          38,388      31

Other Income/(Expense):
     Interest income                                 788           1,531     (49)
     Interest expense                             (1,651)         (1,433)     15
     Gain on investments                               5           1,874    (100)
     Foreign currency loss                           (18)            (95)    n/a
     Equity in net income (loss) of affiliates        15            (226)    n/a
                                                ----------      ----------   ------
Income Before Income Taxes and Minority Interest  49,242          40,039      23

Income Taxes                                      17,727          14,013      27

Minority Interest, Net of Tax                        702             117     500
                                                ----------      ----------   ------
Net Income                                      $ 30,813        $ 25,909      19
                                                ==========      ==========   ======
Earnings Per Share:
     Basic                                      $   0.45        $   0.37      22
                                                ==========      ==========   ======
     Diluted                                    $   0.44        $   0.37      19
                                                ==========      ==========   ======
Dividends Declared, Per Share                   $   0.12        $   0.08      50
                                                ==========      ==========   ======
Weighted Average Shares Outstanding:
     Basic                                        68,196          69,163      (1)
                                                ==========      ==========   ======
     Diluted                                      70,336          70,495      (0)
                                                ==========      ==========   ======

                                                    Eaton Vance Corp.
                                                     Balance Sheet
                                       (in thousands, except per share figures)

                                                                           January 31,  October 31,  January 31,
                                                                              2004         2003        2003
                                                                           -----------  -----------  -----------
ASSETS

Current Assets:
Cash and cash equivalents                                                   $ 132,105    $ 138,328    $114,525
Short-term investments                                                        130,527      104,484      94,933
Investment adviser fees and other receivables                                  30,116       25,922      24,605
Other current assets                                                           23,744        3,583       3,463
                                                                           -----------  -----------  -----------
      Total current assets                                                    316,492      272,317     237,526
                                                                           -----------  -----------  -----------

Other Assets:
Deferred sales commissions                                                    191,228      199,322     228,038
Goodwill                                                                       88,979       88,879      69,467
Other intangible assets, net                                                   45,680       46,193      37,110
Long-term investments                                                          37,891       36,490      31,312
Equipment and leasehold improvements, net                                      11,925       12,411      13,352
Other assets                                                                    3,010        3,090       3,277
                                                                           -----------  -----------  -----------
      Total other assets                                                      378,713      386,385     382,556
                                                                           -----------  -----------  -----------
Total assets                                                                $ 695,205    $ 658,702    $620,082
                                                                           -----------  -----------  -----------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accrued compensation                                                        $  15,892    $  35,339    $  9,474
Accounts payable and accrued expenses                                          20,717       23,822      17,293
Dividend payable                                                                8,157        8,189       5,528
Current portion of long-term debt                                               7,143        7,143       7,143
Other current liabilities                                                       6,860        8,302      22,807
                                                                           -----------  -----------  -----------
      Total current liabilities                                                58,769       82,795      62,245
                                                                           -----------  -----------  -----------

Long-Term Liabilities:
Long-term debt                                                                119,180      118,736     124,555
Deferred income taxes                                                          67,401       33,203      43,993
                                                                           -----------  -----------  -----------
      Total long-term liabilities                                             186,581      151,939     168,548
                                                                           -----------  -----------  -----------
      Total liabilities                                                       245,350      234,734     230,793
                                                                           -----------  -----------  -----------
Minority interest                                                              26,165        7,691       1,483
                                                                           -----------  -----------  -----------
Commitments and contingencies                                                       -            -           -

Shareholders' Equity:
   Common stock, par value $0.0078125 per share:
      Authorized, 640,000 shares
      Issued, 154,880 shares                                                        1            1           1
   Non-voting common stock, par value $0.0078125 per share:
      Authorized, 95,360,000 shares
      Issued, 67,993,447, 68,250,464 and 69,115,168 shares, respectively          531          533         540
   Notes receivable from stock option exercises                                (3,034)      (2,995)     (3,290)
   Deferred compensation                                                       (3,600)      (1,000)     (1,825)
   Accumulated other comprehensive income                                       1,813        1,245         886
   Retained earnings                                                          427,979      418,493     391,494
                                                                           -----------  -----------  -----------
      Total shareholders' equity                                              423,690      416,277     387,806
                                                                           -----------  -----------  -----------
Total liabilities and shareholders' equity                                  $ 695,205    $ 658,702    $620,082
                                                                           ===========  ===========  ===========

                                     Table 1
                            Asset Flows (in millions)
                      Twelve Months Ended January 31, 2004


Assets 1/31/2003 - Beginning of Period                         $ 55,750
  Long-term fund sales and inflows                               17,423
  Long-term fund redemptions and outflows                        (6,518)
  Long-term fund net exchanges                                      (63)
  Long-term fund mkt. value change                                6,828
  Long-term fund assets acquired 1                                  660
  Institutional and HNW account inflows                           2,585
  Institutional and HNW account outflows                         (1,542)
  Insititutional and HNW assets acquired 1                        2,772
  Retail managed account inflows                                  1,159
  Retail managed account outflows                                  (520)
  Retail managed account assets acquired1                         1,850
  Separate account mkt. value change                              3,350
  Change in money market funds                                      (90)
                                                               ---------
  Net change                                                     27,894
                                                               ---------
Assets 1/31/2004 - End of Period                               $ 83,644
                                                               =========


                                     Table 2
                             Assets Under Management
                      By Investment Objective (in millions)

                   -------------------------------------------------------------
                   January 31,  October 31,      %       January 31,      %
                       2004        2003        Change        2003       Change
                   -------------------------------------------------------------
Equity Funds         $ 33,215   $ 28,854        15.1%     $ 22,401      48.3%
Fixed Income Funds     18,252     17,801         2.5%       14,601      25.0%
Bank Loan Funds        11,180      9,547        17.1%        7,308      53.0%
Money Market Funds        469        445         5.4%          559     -16.1%
Separate Accounts      20,528     18,397        11.6%       10,881      88.7%
                   -------------------------------------------------------------
Total                $ 83,644   $ 75,044        11.5%     $ 55,750      50.0%
                   =============================================================

                                                   Table 3
                                Asset Flows by Investment Objective (in millions)

                                                                                Three Months Ended
                                                                         ----------------------------------
                                                                         January 31,            January 31,
                                                                            2004                    2003
                                                                         ----------------------------------
Equity Fund Assets - Beginning of Period                                 $ 28,854                 $ 22,910
  Sales and inflows                                                         3,445                      707
  Redemptions and outflows                                                   (700)                    (650)
  Exchanges                                                                    51                      (28)
  Market value change                                                       1,565                     (538)
                                                                         ----------------------------------
  Net change                                                                4,361                     (509)
                                                                         ----------------------------------
Equity Fund Assets - End of Period                                       $ 33,215                 $ 22,401
                                                                         ----------------------------------

Fixed Income Fund Assets - Beginning of Period                             17,801                   13,302
  Sales and inflows                                                           728                    1,619
  Redemptions and outflows                                                   (553)                    (430)
  Exchanges                                                                   (89)                      64
  Market value change                                                         365                       46
                                                                         ----------------------------------
  Net change                                                                  451                    1,299
                                                                         ----------------------------------
Fixed Income Fund Assets - End of Period                                 $ 18,252                 $ 14,601
                                                                         ----------------------------------

Bank Loan Fund Assets - Beginning of Period                                 9,547                    7,687
  Sales and inflows                                                         1,983                      156
  Redemptions and outflows                                                   (378)                    (515)
  Exchanges                                                                    32                      (64)
  Market value change                                                          (4)                      44
                                                                         ----------------------------------
  Net change                                                                1,633                     (379)
                                                                         ----------------------------------
Bank Loan Fund Assets - End of Period                                    $ 11,180                 $  7,308
                                                                         ----------------------------------

Long-Term Fund Assets - Beginning of Period                                56,202                   43,899
  Sales and inflows                                                         6,156                    2,482
  Redemptions and outflows                                                 (1,631)                  (1,595)
  Exchanges                                                                    (6)                     (28)
  Market value change                                                       1,926                     (448)
                                                                         ----------------------------------
  Net change                                                                6,445                      411
                                                                         ----------------------------------
Total Long-Term Fund Assets - End of Period                              $ 62,647                 $ 44,310
                                                                         ----------------------------------

Separate Accounts - Beginning of Period                                    18,397                   10,802
  Institutional and HNW account inflows                                     1,097                      587
  Institutional and HNW account outflows                                     (332)                    (464)
  Retail managed account inflows                                              504                      274
  Retail managed account outflows                                            (210)                     (28)
  Separate accounts market value change                                     1,072                     (290)
                                                                         ----------------------------------
  Net change                                                                2,131                       79
                                                                         ----------------------------------
Separate accounts - End of Period                                        $ 20,528                 $ 10,881
                                                                         ----------------------------------
Money market fund assets - End of Period                                      469                      559
                                                                         ----------------------------------
Total Assets Under Management - End of Period                            $ 83,644                 $ 55,750
                                                                         ==================================

1    Parametric  Portfolio  Associates  acquired by Eaton Vance on September 10,
     2003